Exhibit 99.2

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC. 3250 Van Ness Avenue San Francisco, CA 94109	Sharon L. McCollam Executive Vice President, COO and CFO (415) 616-8775

Stephen C. Nelson Director, Investor Relations (415) 616-8754

Christy M. Chanslor Investor Relations (415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces 5 Million Share Stock Repurchase Program and

Completion of Previous 2 Million Share Stock Repurchase Program

San Francisco, CA, August 24, 2006 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that its Board of Directors has authorized the repurchase of up to 5 million shares of the company’s common stock. The company also announced that it had completed its previous 2 million share stock repurchase program.

Howard Lester, Chairman, commented, “This new authorization reflects our confidence in our ability to generate future cash flows sufficient to support our continued growth strategies in addition to our share repurchase and dividend programs. Since January 2003, the company has demonstrated its commitment to enhance shareholder value by returning approximately $370 million to shareholders through the repurchase of 10.5 million shares and the initiation of a dividend in the first quarter of 2006.”

Stock repurchases under the program may be made through open market and privately negotiated transactions, at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability, and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

The Board of Directors had previously authorized a stock repurchase program in March 2006 to acquire up to 2,000,000 shares of the company’s outstanding common stock. During the second quarter of fiscal year 2006, the company repurchased and retired all 2,000,000 shares of its common stock under this program at a weighted average cost of $32.33 per share and an aggregate cost of approximately $64.7 million. As of July 30, 2006, there were approximately 113,451,000 common shares outstanding.

❑	FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the share repurchase program, dividend program, long-term growth, and projected cash flow.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include changes in tax laws applicable to cash dividends or share repurchases; new interpretations of current accounting rules; our ability to successfully transition the Hold Everything merchandise

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strategies; changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2006 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

❑	ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home – are marketed through 573 stores, seven mail order catalogs and six e-commerce websites.

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